UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2022

AEYE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39699	37-1827430
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

One Park Place, Suite 200, Dublin, California	94568
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (925) 400-4366

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	LIDR	The Nasdaq Stock Market LLC
Warrants to receive one share of Common Stock	LIDRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 15, 2022, the Board of Directors of AEye, Inc. (the “Company”), as part of its ongoing review of the Company’s executive compensation and retention program, approved the terms of a form of Change in Control Severance Agreement (the “Severance Agreement”) to be entered into with eligible participants, including each of the Company’s named executive officers. The Severance Agreement provides for severance payments and benefits in the event that the participant: (i) voluntarily resigns for “good reason” (as defined in the Severance Agreement) or (ii) is involuntary terminated by the Company without “cause” (as defined in the Severance Agreement), and such separation from service occurs in connection with, or within a specified period of time following, a “change in control” (as defined in the Severance Agreement) (each, a “Covered Termination”).

Upon a Covered Termination, and subject to his or her satisfaction of the conditions to severance described below, an eligible participant, including our named executive officers, would be entitled to receive: (i) severance pay equal to 1.5 times the sum of such participant’s annual base salary and target bonus; (ii) an annual bonus payment prorated for the year in which the Covered Termination occurs; (iii) accelerated vesting and exercisability of all then-outstanding equity awards; and (iv) payment of group health insurance coverage for a period of 18 months following the Covered Termination.

As a condition to any participant’s receipt of severance benefits under the Severance Agreement, the participant must sign a general waiver and release of claims, the form of which is attached as an exhibit to the Severance Agreement, confirm his or her obligations under the Company’s standard form of proprietary information agreement, and allow the recission period to expire and the waiver and release of claims to become effective.

If the severance benefits provided under the Severance Agreement, along with any other payments occurring in connection with a change in control of the Company, were to cause a participant to be subject to the excise tax provisions of Section 4999 of the Internal Revenue Code of 1986, as amended, then the amount of the severance benefits will either be reduced, such that the excise tax would not be applicable, or such participant will be entitled to retain his or her full severance benefits, whichever results in the better after-tax position to the participant.

The foregoing description of the Severance Agreement is not complete and is qualified in its entirety by reference to the full text of the Form of Change in Control Severance Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 5.02 by reference.

Item 9.01.	Financial Statement and Exhibits.

(d)       Exhibits.

Exhibit Number	Description

10.1	Form of Change in Control Severance Agreement.

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEye, Inc.

Dated: March 18, 2022
	By:	/s/ Andrew S. Hughes
Andrew S. Hughes
Senior Vice President, General Counsel & Corporate Secretary